Exhibit 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Third Quarter 2023 Results

Santa Ana, CA – November 1, 2023– TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and printed circuit boards (“PCB”), today reported results for the third quarter fiscal 2023, which ended on October 2, 2023.

Third Quarter 2023 Highlights

•	Net sales were $572.6 million

•	GAAP net loss of $37.1 million, or ($0.36) per diluted share, inclusive of a goodwill impairment charge of $44.1 million

•	Non-GAAP net income was $44.9 million, or $0.43 per diluted share

•	Cash flow from operations was $58.9 million

•	Repurchased 1 million shares of common stock for $14.6 million at an average price of $14.33 per share

Third Quarter 2023 GAAP Financial Results

Net sales for the third quarter of 2023 were $572.6 million, compared to $671.1 million in the third quarter of 2022.

GAAP operating loss for the third quarter of 2023 was $10.2 million, inclusive of a $44.1 million goodwill impairment charge related to the RF&S Components segment. This compares to GAAP operating income of $49.8 million in the third quarter of 2022.

GAAP net loss for the third quarter of 2023 was $37.1 million, or ($0.36) per diluted share, compared to GAAP net income of $43.5 million, or $0.42 per diluted share in the third quarter of 2022.

Third Quarter 2023 Non-GAAP Financial Results

On a non-GAAP basis, net income for the third quarter of 2023 was $44.9 million, or $0.43 per diluted share. This compares to non-GAAP net income of $57.9 million, or $0.56 per diluted share, for the third quarter of 2022.

Adjusted EBITDA in the third quarter of 2023 was $84.1 million, or 14.7% of sales compared to adjusted EBITDA of $102.5 million, or 15.3% of sales for the third quarter of 2022.

“Our Non-GAAP EPS was well above the guided range as a result of improved execution, particularly in our North America region and strength in our Data Center Computing end market,” said Tom Edman, CEO of TTM. “In addition, cash flow from operations was a healthy 10.3% of revenue enabling us to repurchase stock while maintaining a solid balance sheet with a net leverage ratio of 1.5x,” concluded Mr. Edman.

Business Outlook

For the fourth quarter of 2023, TTM estimates that revenues will be in the range of $550 million to $590 million, and non-GAAP net income will be in the range of $0.34 to $0.40 per diluted share.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2023 results and the fourth quarter 2023 outlook on Wednesday, November 1st, 2023, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. third quarter fiscal year 2023 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website, and can be accessed by clicking on the link TTM Technologies, Inc. third quarter fiscal year 2023 webcast. The webcast will remain accessible for one week following the live event.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies, Inc. third quarter fiscal year 2023 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including mission systems, RF components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates ,and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		First Three Quarters
	2023	2022	2023	2022
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$572,582	$671,080	$1,663,528	$1,877,890
Cost of goods sold	459,312	542,513	1,365,628	1,541,327

Gross profit	113,270	128,567	297,900	336,563

Operating expenses:
Selling and marketing	18,763	19,824	58,245	55,653
General and administrative	38,916	40,743	111,829	121,863
Research and development	6,173	7,322	19,682	18,110
Amortization of definite-lived intangibles	11,429	10,273	37,245	26,822
Restructuring charges	4,091	627	19,061	1,267
Impairment of goodwill	44,100	—	44,100	—

Total operating expenses	123,472	78,789	290,162	223,715

Operating (loss) income	(10,202)	49,778	7,738	112,848
Interest expense	(10,101)	(10,939)	(34,751)	(33,011)
Loss on extinguishment of debt	—	—	(1,154)	—
Gain on sale of subsidiary	—	—	1,270	—
Other, net	3,044	10,324	9,310	19,932

(Loss) income before income taxes	(17,259)	49,163	(17,587)	99,769
Income tax provision	(19,807)	(5,635)	(18,469)	(11,203)

Net (loss) income	$(37,066)	$43,528	$(36,056)	$88,566

(Loss) earnings per share:
Basic	$(0.36)	$0.43	$(0.35)	$0.87
Diluted	(0.36)	0.42	(0.35)	0.85
Weighted-average shares used in computing per share amounts:
Basic	103,510	102,196	102,873	102,016
Diluted	103,510	103,720	102,873	103,738
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	103,510	102,196	102,873	102,016
Dilutive effect of warrants	—	—	—	2
Dilutive effect of performance-based stock units, restricted stock units & stock options	—	1,524	—	1,720

Diluted shares	103,510	103,720	102,873	103,738

SELECTED BALANCE SHEET DATA	October 2, 2023	January 2, 2023
Cash and cash equivalents, including restricted cash	$408,331	$402,749
Accounts and notes receivable, net	390,902	473,225
Receivable from sale of SH E-MS property	6,554	69,240
Contract assets	304,279	335,788
Inventories	206,176	170,639
Total current assets	1,353,236	1,493,056
Property, plant and equipment, net	808,371	724,204
Operating lease right of use asset	89,290	18,862
Other non-current assets	1,015,605	1,087,482
Total assets	3,266,502	3,323,604
Short-term debt, including current portion of long-term debt	$2,625	$50,000
Accounts payable	336,070	361,788
Total current liabilities	688,286	761,325
Debt, net of discount	864,824	879,407
Total long-term liabilities	1,077,102	1,026,700
Total equity	1,501,114	1,535,579
Total liabilities and equity	3,266,502	3,323,604

SUPPLEMENTAL DATA	Third Quarter		First Three Quarters
	2023	2022	2023	2022
Gross margin	19.8%	19.2%	17.9%	17.9%
Operating margin	(1.8)%	7.4%	0.5%	6.0%

End Market Breakdown:
	Third Quarter
	2023	2022
Aerospace and Defense	45%	38%
Automotive	15%	15%
Data Center Computing	17%	14%
Medical/Industrial/Instrumentation	16%	19%
Networking	7%	14%

Stock-based Compensation:
	Third Quarter
	2023	2022
Amount included in:
Cost of goods sold	$2,212	$1,699
Selling and marketing	888	762
General and administrative	2,958	2,685
Research and development	309	324

Total stock-based compensation expense	$6,367	$5,470

Operating Segment Data:
	Third Quarter
	2023	2022
Net sales:
PCB*	$563,676	$657,175
RF&S Components	8,906	13,905

Total net sales	$572,582	$671,080

Operating segment income:
PCB*	$82,868	$89,868
RF&S Components	(41,441)	5,984
Corporate & Other*	(37,865)	(34,417)

Total operating segment income	3,562	61,435
Amortization of definite-lived intangibles	(13,764)	(11,657)

Total operating (loss) income	(10,202)	49,778
Total other expense	(7,057)	(615)

(Loss) income before income taxes	$(17,259)	$49,163

*	Amended for Telephonics integration

RECONCILIATIONS[1]	Third Quarter		First Three Quarters
	2023	2022	2023	2022
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$113,270	$128,567	$297,900	$336,563
Add back item:
Amortization of definite-lived intangibles	2,335	1,384	10,566	4,151
Accelerated depreciation associated with plant closures	725	19	3,374	124
Stock-based compensation	2,212	1,699	5,371	4,147
Unrealized loss (gain) on commodity hedge	770	385	(491)	4,192
Purchase accounting related inventory markup	—	248	327	248

Non-GAAP gross profit	$119,312	$132,302	$317,047	$349,425

Non-GAAP gross margin	20.8%	19.7%	19.1%	18.6%
Non-GAAP operating income reconciliation[3]:
GAAP operating (loss) income	$(10,202)	$49,778	$7,738	$112,848
Add back items:
Amortization of definite-lived intangibles	13,764	11,657	47,811	30,973
Accelerated depreciation associated with plant closures	725	19	3,374	124
Stock-based compensation	6,367	5,470	16,728	14,131
Loss (gain) on sale of assets	111	—	(104)	—
Unrealized loss (gain) on commodity hedge	770	385	(491)	4,192
Purchase accounting related inventory markup	—	248	327	248
Impairment, restructuring, acquisition-related and other charges	46,356	655	61,948	12,805

Non-GAAP operating income	$57,891	$68,212	$137,331	$175,321

Non-GAAP operating margin	10.1%	10.2%	8.3%	9.3%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net (loss) income	$(37,066)	$43,528	$(36,056)	$88,566
Add back items:
Amortization of definite-lived intangibles	13,764	11,657	47,811	30,973
Accelerated depreciation associated with plant closures	725	19	3,374	124
Stock-based compensation	6,367	5,470	16,728	14,131
Non-cash interest expense	502	540	1,726	1,609
Loss (gain) on sale of assets	111	—	(104)	(827)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	—	—	1,154	—
Gain on sale of subsidiary	—	—	(1,270)	—
Unrealized loss (gain) on commodity hedge	770	385	(491)	4,192
Purchase accounting related inventory markup	—	248	327	248
Impairment, restructuring, acquisition-related and other charges	46,356	655	61,948	12,805
Income taxes[5]	13,353	(4,586)	1,427	(13,236)

Non-GAAP net income	$44,882	$57,916	$96,574	$138,486

Non-GAAP earnings per diluted share	$0.43	$0.56	$0.92	$1.33
Non-GAAP diluted number of shares:
GAAP diluted number of shares	103,510	103,720	102,873	103,738
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,419	—	1,809	—

Non-GAAP diluted number of shares	104,929	103,720	104,682	103,738

Adjusted EBITDA reconciliation[6]:
GAAP net (loss) income	$(37,066)	$43,528	$(36,056)	$88,566
Add back items:
Income tax provision	19,807	5,635	18,469	11,203
Interest expense	10,101	10,939	34,751	33,011
Amortization of definite-lived intangibles	13,764	11,657	47,811	30,973
Depreciation expense	23,870	24,017	74,060	67,306
Stock-based compensation	6,367	5,470	16,728	14,131
Loss (gain) on sale of assets	111	—	(104)	(827)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	—	—	1,154	—
Gain on sale of subsidiary	—	—	(1,270)	—
Unrealized loss (gain) on commodity hedge	770	385	(491)	4,192
Purchase accounting related inventory markup	—	248	327	248
Impairment, restructuring, acquisition-related and other charges	46,356	655	61,948	12,805

Adjusted EBITDA	$84,080	$102,534	$217,327	$261,509

Adjusted EBITDA margin	14.7%	15.3%	13.1%	13.9%
Free cash flow reconciliation:
Operating cash flow	$58,852	$80,006	$139,814	$195,314
Capital expenditures, net	(33,659)	(26,281)	(113,783)	(76,095)

Free cash flow	$25,193	$53,725	$26,031	$119,219

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, unrealized loss (gain) on commodity hedge, and purchase accounting related inventory markup.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, loss (gain) on sale of assets, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), loss (gain) on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, loss (gain) on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.